Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
1)	Registration Statement (Form S-3 No. 333-120692),

2)	Registration Statement (Form S-3 No. 33-94782),

3)	Registration Statement (Form S-3 No. 333-22211),

4)	Registration Statement (Form S-3 No. 333-43267),

5)	Registration Statement (Form S-3 No. 333-39282) ,

6)	Registration Statement (Form S-3 No. 333-65592),

7)	Registration Statement (Form S-3 No. 333-125571) of Liberty Property Trust and Liberty Property Limited Partnership, and

8)	Registration Statement (Form S-3 No. 333-14139),

9)	Registration Statement (Form S-8 No. 333-32244),

10)	Registration Statement (Form S-3 No. 333-53297),

11)	Registration Statement (Form S-3 No. 333-63115),

12)	Registration Statement (Form S-3 No. 333-37218),

13)	Registration Statement (Form S-3 No. 333-45032),

14)	Registration Statement (Form S-8 No. 333-62504),

15)	Registration Statement (Form S-8 No. 333-62506),

16)	Registration Statement (Form S-3 No. 333-63494),

17)	Registration Statement (Form S-3 No. 333-63978),

18)	Registration Statement (Form S-3 No. 333-91702),

19)	Registration Statement (Form S-3 No. 333-107482),

20)	Registration Statement (Form S-3 No. 333-108040),

21)	Registration Statement (Form S-3 No. 333-114609),

22)	Registration Statement (Form S-3 No. 333-118994),

23)	Registration Statement (Form S-3 No. 333-130948),

24)	Registration Statement (Form S-3 No. 333-125572), and

25)	Registration Statement (Form S-3 No. 333-122365) of Liberty Property Trust and in the related Prospectuses, and

26)	Registration Statement (Form S-8 No. 333-118995) pertaining to the Liberty Property Trust Amended and Restated Share Incentive Plan of our reports dated February 23, 2007, with respect to the consolidated financial statements and schedule of Liberty Property Trust, Liberty Property Trust management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Liberty Property Trust, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 23, 2007